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                                                                    EXHIBIT 99.1

                                 (LUMINEX LOGO)

    LUMINEX CORPORATION REPORTS 2003 THIRD QUARTER RESULTS: REVENUES UP 97%
                     OVER Q3 2002 AND UP 27% OVER Q2 2003.


Austin, TX - October 22 /PRNewswire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced its financial results for the quarter ended September 30, 2003.

Revenue for the third quarter of 2003 was $7.1 million, compared with $3.6 million in the third quarter of 2002. Net loss for the third quarter was $761,000 or $0.03 per share, compared with $5.7 million, or $0.19 per share in the third quarter of 2002. Our cash and cash equivalents balance at September 30, 2003 was $40.2 million, down slightly from our December 31, 2002 balance of $40.5 million.

Revenue for the third quarter of 2003 consisted of $4.0 million from the sale of 170 Luminex systems, $2.0 million from the sale of consumables, $400,000 of royalties and $723,000 of other revenues. This compares to $1.7 million from the sale of 68 Luminex systems, $1.3 million from the sale of consumables, $181,000 of royalties and $386,000 of other revenues in the third quarter of 2002.

"We continue to be encouraged by our sequential improvement in operating results. Our third quarter operating performance has been positively affected by the escalating commercial activity of our partners, which has been supplemented by the focus of our efforts internally," said G. Walter Loewenbaum, Chairman of the Board of Directors for Luminex Corporation. "Sustained improvement of our results will require ongoing assistance to our partners with their development efforts and continued support of those who have already commercialized our technology."

Luminex will host a conference call to discuss the results for the third quarter of 2003 at 8:30 a.m. Eastern Daylight Time on October 23, 2003. The call will be available via Web cast live at http://www.luminexcorp.com. Simply log on to the web at the address above and access the Investor Relations link.

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this earnings release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results




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or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business and search for a new chief executive officer, as well as the risks discussed under the heading "Factors That May Affect Future Results" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Chief Financial Officer
                  (512) 219-8020

                              -see attached tables-


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                         LUMINEX CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                                        September 30,    December 31,
                                                            2003            2002
                                                        -------------    ------------
                                                         (unaudited)
                               ASSETS
Current assets:
      Cash and cash equivalents ....................      $  40,163       $  40,482
      Accounts receivable, net .....................          4,187           2,460
      Inventory, net ...............................          4,699           6,764
      Other ........................................            930             773
                                                          ---------       ---------
          Total current assets .....................         49,979          50,479

Property and equipment, net ........................          1,762           2,397
Other ..............................................            913             747
                                                          ---------       ---------
          Total assets .............................      $  52,654       $  53,623
                                                          =========       =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued liabilities .....      $   3,585       $   4,187
      Deferred revenue .............................            954             971
                                                          ---------       ---------
          Total current liabilities ................          4,539           5,158
Deferred revenue ...................................          3,382           2,894
                                                          ---------       ---------
          Total liabilities ........................          7,921           8,052
                                                          ---------       ---------

Stockholders' equity:
      Common stock .................................             30              29
      Additional paid-in capital ...................        124,537         121,702
      Accumulated other comprehensive loss .........           (187)            (79)
      Accumulated deficit ..........................        (79,647)        (76,081)
                                                          ---------       ---------
          Total stockholders' equity ...............         44,733          45,571
                                                          ---------       ---------
          Total liabilities and stockholders' equity      $  52,654       $  53,623
                                                          =========       =========




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                               LUMINEX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                      Three Months Ended         Nine Months Ended
                                                         September 30,             September 30,
                                                     ---------------------     ---------------------
                                                       2003         2002         2003         2002
                                                     --------     --------     --------     --------
                                                           (unaudited)              (unaudited)
Revenue .........................................    $  7,119     $  3,582     $ 17,863     $  9,046
Cost of revenue .................................       4,275        2,969       11,602        7,612
                                                     --------     --------     --------     --------
              Gross profit ......................       2,844          613        6,261        1,434
Operating expenses:
              Research and development ..........         688        1,245        2,400        5,382
              Selling, general and administrative       3,010        5,212        9,566       15,163
                                                     --------     --------     --------     --------
                  Total operating expenses ......       3,698        6,457       11,966       20,545
                                                     --------     --------     --------     --------
Loss from operations ............................        (854)      (5,844)      (5,705)     (19,111)
              Other income, net .................          93          168          299          569
              Settlement of litigation ..........          --           --        1,840           --
                                                     --------     --------     --------     --------
Net loss ........................................    $   (761)    $ (5,676)    $ (3,566)    $(18,542)
                                                     ========     ========     ========     ========
Net loss per share, basic and diluted ...........    $  (0.03)    $  (0.19)    $  (0.12)    $  (0.63)
                                                     ========     ========     ========     ========
Shares used in computing net loss
     per share, basic and diluted ...............      29,829       29,400       29,670       29,216